Exhibit 99.1

RYAM Announces Consummation of Cash Tender Offer for Any and All of Rayonier A.M. Products’ 7.625% Senior Secured Notes due 2026

JACKSONVILLE, Fla., November 7, 2024 — Rayonier Advanced Materials Inc. (NYSE: RYAM) (the “Company” or “RYAM”), the global leader in High Purity Cellulose, and its wholly-owned subsidiary, Rayonier A.M. Products Inc. (the “Issuer”), announced today the consummation of the previously-announced cash tender offer by the Issuer to purchase any and all of the Issuer’s outstanding 7.625% Senior Secured Notes due 2026 (the “notes”), which was made pursuant to the terms of the offer to purchase, dated as of October 29, 2024 (the “Offer to Purchase”), and the notice of guaranteed delivery attached thereto (the “Notice of Guaranteed Delivery”). As previously announced, the tender offer expired at 5:00 p.m., New York City time, on November 4, 2024. The deadline for delivery of notes tendered pursuant to guaranteed delivery procedures expired at 5:00 p.m., New York City time, on November 6, 2024. The Issuer accepted for payment all $135,486,000 aggregate principal amount of the notes that were validly tendered and not validly withdrawn in the tender offer, representing 29.93% of the aggregate principal amount of the notes outstanding, and the Issuer is making payment for such notes today, November 7, 2024.

As previously disclosed, the Issuer intends to legally defease all of its obligations under the outstanding notes that are not validly tendered and purchased in the tender offer pursuant to the terms of the indenture for such notes.

Persons with questions regarding the tender offer should contact the sole dealer manager for the tender offer, Houlihan Lokey Capital, Inc., by telephone at (888) 613-7288 (toll-free) or at (212) 497-7864. Global Bondholder Services Corporation is the information and tender agent for the tender offer, and may be reached by telephone at (855) 654-2015 (toll-free) or at (212) 430-3774 (banks and brokers only), by e-mail at contact@gbsc-usa.com or at the following web address: https://www.gbsc-usa.com/ryam/.

This press release is not an offer to purchase or a solicitation of an offer to sell any securities and does not constitute a redemption notice or notice of defeasance or satisfaction and discharge for any securities. The tender offer was made solely by means of the Offer to Purchase and Notice of Guaranteed Delivery and only in such jurisdictions as is permitted under applicable law.

About RYAM

RYAM is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly used in the production of filters, food, pharmaceuticals and other industrial applications. RYAM’s specialized assets, capable of creating the world’s leading high purity cellulose products, are also used to produce biofuels, bioelectricity and other biomaterials such as bioethanol and tall oils. The Company also manufactures products for paper and packaging markets. With manufacturing operations in the U.S., Canada and France, RYAM generated $1.6 billion of revenue in 2023. More information is available at www.RYAM.com.

Contacts

Media	Ryan Houck	(904) 357-9134
Investors	Mickey Walsh	(904) 357-9162

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal, or other outcomes, including business and market conditions, outlook, and other similar statements relating to RYAM’s or the Issuer’s future or expected events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate,” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events, and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. RYAM and the Issuer assume no obligation to update these statements except as is required by law.